EXHIBIT 99.1

Axcella Strengthens Executive Team with Key Addition and Promotion

•	Appoints Laurent Chardonnet as Chief Financial Officer

•	Promotes Heidy King-Jones to General Counsel

CAMBRIDGE, Mass. – November 25, 2019 – Axcella Health (Nasdaq: AXLA), a biotechnology company pioneering the research and development of novel multifactorial interventions to address dysregulated metabolism and support health, today announced that it has appointed Laurent Chardonnet as the company’s Chief Financial Officer and that it has promoted its Vice President of Legal, Heidy King-Jones, to General Counsel.

“Axcella has built an exceptionally strong management team to leverage its promising development platform and rapidly advance its broad portfolio of endogenous metabolic modulator (EMM) compositions,” said Bill Hinshaw, President and Chief Executive Officer of Axcella. “We are thrilled to enhance this team further with Laurent’s addition and Heidy’s promotion. We look forward to their contributions as we continue to advance our clinical pipeline and demonstrate how Axcella’s EMM compositions might benefit patients with a range of complex diseases.”

Mr. Chardonnet brings to Axcella more than 20 years of biopharma finance experience. He joins the company following a 15-year tenure at Incyte Corporation during which he helped it grow from a $500 million development-stage organization into a $20 billion commercial biopharmaceutical company. While at Incyte, Mr. Chardonnet served as Vice President, Treasurer and Principal Accounting Officer as well as the Head of Finance and Administration for the company’s European division. Most recently, as Incyte’s Vice President of Alliances, he aligned the company’s alliances with its overall strategy. Prior to Incyte, Mr. Chardonnet served as Controller, Vice President of Finance and acting Chief Financial Officer of DrugAbuse Sciences, a privately held biotechnology company, and as a senior consultant at PricewaterhouseCoopers. He began his career working within the finance organizations at Guerbet Biomedical and Sanofi-Aventis. Mr. Chardonnet received his Master of Business Administration from Vanderbilt University and his initial business degree from the Institut Superieur de Gestion in Paris.

“Axcella is at an exciting juncture in its evolution, with tremendous potential, a unique development platform, multiple expected near-term readouts and plans to file its first IND in 2020,” said Mr. Chardonnet. “I am looking forward to working with the Axcella team to bring novel therapeutics to patients, build shareholder value and realize the company’s significant potential.”

Ms. King-Jones joined Axcella as Vice President, Legal and Corporate Secretary in January 2018. Prior to this, she managed the Corporate Law Department and was lead commercial counsel at Sarepta Therapeutics, Inc. Her responsibilities at Sarepta included Securities Exchange Commission, stock exchange, corporate governance, compensation and compliance matters, among others. Ms. King-Jones began her career as an associate in the Securities and Public Company practice group at Ropes & Gray LLP where she represented public companies in a variety of corporate matters including mergers, acquisitions, corporate governance issues, SEC compliance matters, initial public offerings and sales of common stock, bonds, debentures and notes. She holds a J.D. and LL.M in International and Comparative Law from Cornell Law School and a B.A. in Psychology and Sociology from Dartmouth College.

About Endogenous Metabolic Modulators

Endogenous metabolic modulators (EMMs) are a broad family of molecules, including amino acids, which fundamentally impact and regulate human metabolism. Our AXA Candidates are comprised of EMMs that individually have a history of safe use as food. We believe that, unlike conventional targeted interventions currently used to address dysregulated metabolism, EMM compositions have the potential to directly and simultaneously modulate multiple metabolic pathways implicated both in complex diseases and overall health.

Internet Posting of Information

Axcella uses its website, www.axcellahealth.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the company’s website in the “Investors and News” section. Accordingly, investors should monitor such portions of the company’s website, in addition to following its press releases, SEC filings and public conference calls and webcasts.

About Axcella Health

Axcella is designing and developing AXA Candidates, compositions of endogenous metabolic modulators, or EMMs, engineered in distinct ratios, designed to target and maximize the fundamental role that EMMs play in regulating multiple metabolic functions. Axcella’s AXA Candidates are generated from its proprietary, human-focused AXA Development Platform. Axcella believes its expertise and capabilities in EMMs position it to become a preeminent biotechnology company reprogramming metabolism to address a diverse set of complex diseases and support health. Axcella’s AXA Development Platform has already produced a pipeline of product candidates in programs targeting liver, muscle and blood. Axcella was founded by Flagship Pioneering. For more information, visit www.axcellahealth.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the development potential of AXA Candidates, including AXA1665 and AXA1125, potential expansion into new therapeutic fields, the ability of endogenous metabolic modulators to impact dysregulated metabolism and health and the timing of the company’s clinical studies and the timing of receipt of data from the same. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those related to the breadth of the company’s pipeline of product candidates, the strength of the AXA Development Platform, the efficiency of the company’s discovery and development approach, the clinical development and safety profile of AXA Candidates and their health or therapeutic potential, whether and when, if at all, AXA Candidates will receive approval from the U.S. Food and Drug Administration and for which, if any, indications, competition from other biotechnology companies, its ability to successfully develop AXA Candidates through current and future milestones on the anticipated timeline (including with respect to data announcements and IND filings), if at all, past results from Non-IND, IRB-Approved Clinical Studies not being representative of future results, its ability to build shareholder value and other risks identified in the company’s SEC filings, including Axcella’s Quarterly Report on Form 10-Q and subsequent filings with the SEC. The company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Axcella disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent the company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. The company explicitly disclaims any obligation to update any forward-looking statements.

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Company/Investor Contact	Media Contact
Jason Fredette	Azeem Zeekrya
jfredette@axcellahealth.com	HDMZ
857-320-2236	azeem.zeekrya@hdmz.com
312-506-5244